UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 2, 2019

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporating or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Vesey Street, 15th Floor, New York, NY		10281
(Address of principal executive offices)		(Zip Code)

(212) 417-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Stock, par value $.01 per share	BPR	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPRAP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 2, 2019, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at June 30, 2019 and December 31, 2018.

Brookfield Property REIT Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2019	December 31, 2018
	(Dollars in thousands, except share and per share amounts)
Assets:
Investment in real estate:
Land	$2,556,819	$2,706,701
Buildings and equipment	10,860,654	10,774,079
Less accumulated depreciation	(2,365,688)	(2,214,603)
Construction in progress	591,643	576,695
Net property and equipment	11,643,428	11,842,872
Investment in Unconsolidated Real Estate Affiliates	5,282,932	5,385,582
Net investment in real estate	16,926,360	17,228,454
Cash and cash equivalents	199,859	247,019
Accounts receivable, net	222,033	222,562
Notes receivable	339,928	256,937
Deferred expenses, net	136,592	145,631
Prepaid expenses and other assets	359,800	313,648
Deferred tax assets, net	612,922	619,275
Total assets	$18,797,494	$19,033,526
Liabilities:
Mortgages, notes and loans payable (including related party debt)	$13,843,348	$12,589,649
Investment in Unconsolidated Real Estate Affiliates	96,140	124,627
Accounts payable and accrued expenses	838,885	953,369
Dividend payable	16,262	4,668
Junior subordinated notes	206,200	206,200
Total liabilities	15,000,835	13,878,513
Redeemable Class A equity interests	1,674,301	2,305,895
Redeemable noncontrolling interests	62,222	73,696
Total redeemable interests	1,736,523	2,379,591
Equity:
Total stockholders' equity	606,279	1,221,826
Noncontrolling interests	1,453,857	1,553,596
Total equity	2,060,136	2,775,422
Total liabilities, redeemable interests and equity	$18,797,494	$19,033,526

The following is the Company’s income statement for the three and six months ended June 30, 2019 and June 30, 2018.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in thousands, except per share amounts)
Revenues:
Rental revenues, net	$314,239	$539,394	$637,259	$1,071,163
Management fees and other corporate revenues	38,050	26,030	79,238	51,795
Other	8,743	17,720	20,918	34,351
Total revenues	361,032	583,144	737,415	1,157,309
Expenses:
Real estate taxes	42,374	62,604	83,229	122,337
Property maintenance costs	6,335	10,976	16,396	25,690
Marketing	921	1,744	1,825	3,160
Other property operating costs	41,076	71,752	84,498	143,504
Provision for doubtful accounts	—	2,234	—	5,662
Property management and other costs	59,247	36,595	115,301	76,169
General and administrative	5,320	12,041	10,733	24,288
Costs related to the BPY Transaction	840	—	9,179	—
Provision for impairment	184,347	—	184,347	38,379
Depreciation and amortization	118,382	173,642	237,181	359,035
Total expenses	458,842	371,588	742,689	798,224
Interest and dividend income	2,891	9,518	11,313	18,667
Interest expense	(158,845)	(140,562)	(313,551)	(278,488)
Gain from changes in control of investment properties and other, net	—	—	—	12,664
(Loss) income before income taxes, equity (loss) in income of Unconsolidated Real Estate Affiliates and related gain on investment, and allocation to noncontrolling interests	(253,764)	80,512	(307,512)	111,928
(Provision for) benefit from income taxes	(3,503)	22	(7,953)	302
Equity (loss) in income of Unconsolidated Real Estate Affiliates	(7,838)	15,030	(15,711)	38,869
Unconsolidated Real Estate Affiliates - gain on investment, net	—	—	104,354	10,361
Net (loss) income	(265,105)	95,564	(226,822)	161,460
Allocation to noncontrolling interests	37,885	(1,949)	31,252	(3,809)
Net (loss) income attributable to Brookfield Property REIT Inc.	$(227, 220)	$93,615	(195,570)	157,651

Item 7.01 Regulation FD Disclosure.

The Company’s board of directors has authorized the repurchase of up to the greater of 5% of the shares of Class A Stock that are issued and outstanding or 10% of the Class A Stock public float over the next 12 months as market conditions and the Company’s liquidity warrant. Repurchases may be made through open market purchases, privately negotiated transactions, structured or derivative transactions, including accelerated stock repurchase transactions, or other methods of acquiring shares and pursuant to Rule 10b5-1 of the Securities Act, from time to time as permitted by applicable securities laws and other legal requirements.

The information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: August 2, 2019	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary